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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 2, 1998
                                                         ----------------



                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)


           TENNESSEE                    000-22217              62-1493316
(State or other jurisdiction of        (Commission          (I.R.S. employer
incorporation or organization)         File Number)         identification no.)


  ONE BURTON HILLS BOULEVARD
           SUITE 350
          NASHVILLE, TN                                            37215
    (Address of principal                                        (Zip code)
      executive offices)


                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

       Effective November 2, 1998, AmSurg Holdings, Inc. ("AmSurg"), a subsidiary of AmSurg Corp., acquired from Gastrointestinal Diagnostic Center, LLC, a Maryland limited liability company ("Seller"), an undivided sixty percent ownership interest in the assets comprising the business operations of an endoscopy ambulatory surgery center (the "Center") in Baltimore, Maryland.

       Pursuant to the terms of the Asset Purchase Agreement, dated October
14, 1998, by and between AmSurg and the Seller, AmSurg paid an initial purchase price of $2,054,442 in cash, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided from the Company's operating cash flow. The consideration paid to the Seller was determined through arm's-length negotiations between the Company and the Seller. Following the asset purchase, AmSurg and the Seller contributed their respective ownership interests in the assets of the Center into a newly formed limited liability company, The Baltimore Endoscopy ASC, LLC, and received proportionate membership therein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       The business acquired did not meet the significant subsidiary tests requiring financial reporting under Regulation S-X.

 (c)   Exhibits:

       2 Asset Purchase Agreement, dated October 14, 1998, by and between AmSurg Holdings, Inc. and Gastroinestinal Diagnostic Center, LLC, a Maryland limited liability company.




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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AMSURG CORP.


                                     By:  /s/  Claire M. Gulmi
                                          --------------------------------------
                                          CLAIRE M. GULMI

                                          Senior Vice President and Chief
                                          Financial Officer (Principal Financial
                                          and Duly Authorized Officer)




Date:  November 16, 1998





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                                INDEX TO EXHIBITS

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  EXHIBIT
  NUMBER                                DESCRIPTION
  ------                                -----------
   2 Asset Purchase Agreement, dated October 14, 1998, by and between AmSurg Holdings, Inc. and Gastroinestinal Diagnostic Center, LLC, a Maryland limited liability company.


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